UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(215) 207-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2017, Independence Realty Operating Partnership, LP (“IROP”), the operating partnership of Independence Realty Trust, Inc. (“IRT”) entered into a Credit Agreement (the “Credit Agreement”‘) dated as of May 1, 2017 by and among IROP and the subsidiary borrowers named therein, collectively, as borrower, Citibank, N.A. (“Citibank”) and KeyBank National Association (“KeyBank”), as the initial lenders, issuing lenders and swing loan lenders, the other lending institutions party thereto, KeyBank, as administrative agent, Citigroup Global Markets Inc. (“Citibank Global”) and The Huntington National Bank (“HNB”), as co-syndication agents, and Bank of America, N.A., Capital One, National Association (“C1”), Citizens Bank, N.A., Comerica Bank and Regions Bank,  as co-documentation agents, Citibank Global and KeyBank Capital Markets (“KeyBank Markets”), as joint bookrunners and Citibank Global, KeyBank Markets and HNB, as joint lead arrangers.

The Credit Agreement replaced the previously disclosed Credit Agreement (the “Existing Credit Agreement”) dated as of September 17, 2015 entered into by and among IROP, as borrower, the subsidiary borrowers named therein, KeyBank, the other lenders named therein, KeyBank, as agent and issuing lender and as swing loan lender, HNB, as syndication agent, KeyBanc Capital Markets and HNB, as joint lead arrangers and book managers, and C1, as documentation agent, which provided a $325 million secured senior credit facility that was scheduled to expire on September 17, 2018.

The Credit Agreement relates to a $300 million unsecured senior facility (the “Facility”), consisting of a $50 million senior unsecured term loan (the “Term Loan”) and a $250 million senior unsecured revolving line of credit (the “Revolving Credit Loan”).  Up to 10% of the Revolving Credit Loan is available for swingline loans, and up to 10% of Revolving Credit Loan is available for the issuance of letters of credit. Additionally, IROP has the right to request an increase, subject to customary terms and conditions, of the aggregate amount of the Facility to up to $500 million, a portion of which may be drawn as an incremental term loan with a maturity date of five years from the date of such draw. The maturity date of the Term Loan is May 1, 2022 and the maturity date on borrowings outstanding under the Revolving Credit Loan is May 1, 2021; provided, that IROP has the option to extend borrowings under the Revolving Credit Loan for two additional six-month periods under certain circumstances. IROP may prepay the Facility, in whole or in part, at any time without fee or penalty, except for breakage costs associated with LIBOR borrowings. The Credit Agreement contains customary representations and warranties, financial covenants, negative covenants, affirmative covenants and events of default.

Borrowings under the Facility will bear an interest at a rate equal to either (i) the LIBOR rate plus a margin of 130 to 220 basis points, or (ii) a base rate plus a margin of 30 to 120 basis points. The applicable margin will be different for the Term Loan and the Revolving Credit Loan and will be determined based upon IROP’s total leverage ratio, as defined in the Credit Agreement. The Facility requires monthly payments of interest only, but requires mandatory prepayments under certain circumstances as set forth in the Credit Agreement.

All obligations under the Credit Agreement are unconditionally guaranteed by IRT. Upon entering into the Credit Agreement, IROP borrowed $50 million under the Term Loan and approximately $123 million under the Revolving Credit Loan, all of which was used to pay closing costs and arrangement and other fees associated with the Facility and to repay the remaining balance under the Existing Credit Agreement. As a result, the Existing Credit Agreement was terminated.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.22.1 hereto and incorporated herein by reference.

The Credit Agreement is not intended to provide any other factual or financial information about IRT or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of that agreement and as of the date of the Credit Agreement or such other dates as are specified in the Credit Agreement; were solely for the benefit of the parties to the Credit Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Credit Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IRT or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the respective dates of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by IRT. The Credit Agreement should not be read alone but should instead be read in conjunction with the other information regarding IRT and its subsidiaries and affiliates that is contained in the filings that IRT makes with the SEC.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 1.02. On May 1, 2017, in connection with the entry into the Credit Agreement, the Existing Credit Agreement were terminated. No prepayment fees or termination penalties were incurred in connection with the termination of the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01(Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.22.1

Credit Agreement dated as of May 1, 2017 by and among Independence Realty Operating Partnership, LP and the subsidiary borrowers named therein, collectively, as borrower, Citibank, N.A. and KeyBank National Association, as the initial lenders, issuing lenders and swing loan lenders, the other lenders party thereto, KeyBank National Association, as administrative agent, Citigroup Global Markets Inc. and The Huntington National Bank, as co-syndication agents, and Bank of America, N.A., Capital One, National Association, Citizens Bank, N.A., Comerica Bank and Regions Bank,  as co-documentation agents, Citigroup Global Markets Inc. and KeyBank Capital Markets, as joint bookrunners and Citigroup Global Markets Inc., KeyBank Capital Markets and The Huntington National Bank, as joint lead arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Realty Trust, Inc.

Date: May 4, 2017	By:	/s/ James J. Sebra
James J. Sebra
Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.22.1

Credit Agreement dated as of May 1, 2017 by and among Independence Realty Operating Partnership, LP, as borrower and the subsidiary borrowers named therein, collectively, Citibank, N.A. and KeyBank National Association, as the initial lenders, issuing lenders and swing loan lenders, the other lenders party thereto, KeyBank National Association, as administrative agent, Citigroup Global Markets Inc. and The Huntington National Bank, as co-syndication agents, and Bank of America, N.A., Capital One, National Association, Citizens Bank, N.A., Comerica Bank and Regions Bank,  as co-documentation agents, Citigroup Global Markets Inc. and KeyBank Capital Markets, as joint bookrunners and Citigroup Global Markets Inc., KeyBank Capital Markets and The Huntington National Bank, as joint lead arrangers.